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                                                                   Exhibit 10.25


            SECOND LOAN MODIFICATION AGREEMENT TO EQUIPMENT LOAN AND
            SECURITY AGREEMENT DATED JANUARY 31, 2002 AND THIRD LOAN
              MODIFICATION AGREEMENT TO REVOLVING LOAN AND SECURITY
                         AGREEMENT DATED MARCH 19, 2002

     This Loan Modification Agreement is entered into as of September 30, 2002, by and between Stereotaxis, Inc. ("Borrower") whose address is 4041 Forest Park Avenue, St. Louis, Missouri 63108 and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054, with a loan production office at 230 West Monroe, Suite 730, Chicago, Illinois 60606.

1. DESCRIPTION OF EXISTING INDEBTEDNESS; Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Equipment Loan and Security Agreement in the principal amount of $2,000,000, dated as of January 31, 2002, as may be amended from time to time (the "First Equipment Loan"), a Revolving Loan and Security Agreement in the principal amount of $2,000,000, dated as of March 19, 2002, as may be amended from time to time (the "Revolving Loan,"), and an Equipment Loan and Security Agreement in the principal amount of $1,000,000, dated as of September 30, 2002, as may be amended from time to time (the "Second Equipment Loan" and together with the First Equipment Loan and the Revolving Loan, collectively the "Financing Agreements"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Financing Agreements.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Financing Agreements.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS,

   A. Modifications to Financing Agreements.

      The Financing Agreements are hereby amended to provide for a change in certain affirmative covenants and to provide that a default under any one of the Financing Agreements is a default under all of the Financing Agreements.



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B.   Modifications to Financing Agreements.

     1. SECTION 6.10 OF THE FIRST EQUIPMENT LOAN FDA APPROVAL, is hereby amended by deleting the subsection in full and substituting the following:

          Revenue Tracking. Beginning January 1, 2003, and for each month thereafter, Borrower shall maintain monthly revenues within 25% of the operating budget approved by the Board of Directors of Borrower and accepted by Bank, which acceptance shall not be unreasonably withheld.

     2. SECTION 6.10 OF THE REVOLVING LOAN FDA APPROVAL, is hereby amended by deleting the subsection in full and substituting the following:

          Revenue Tracking. Beginning January 1, 2003, and for each month thereafter, Borrower shall maintain monthly revenues within 25% of the operating budget approved by the Board of Directors of Borrower and accepted by Bank, which acceptance shall not be unreasonably withheld.

     3. SECTION 6.11 OF THE FIRST EQUIPMENT LOAN EQUITY FINANCING/IPO, is hereby amended by deleting the subsection in full and substituting the following:

          Equity Financing/IPO. Borrower shall either (a) have received a hard circled term sheet for new equity financing for the greater of $15 million or 12 months of RML by December 2, 2002, which equity financing must close on or before January 2, 2003; or (b) Borrower shall have completed an initial public offering on or before January 1, 2003.

     4. SECTION 6.11 OF THE REVOLVING LOAN EQUITY FINANCING/IPO, is hereby amended by deleting the subsection in full and substituting the following:

          Equity Financing/IPO. Borrower shall either (a) have received a hard circled term sheet for new equity financing for the greater of $15 million or 12 months of RML by December 2, 2002, which equity financing must close on or before January 2, 2003; or (b) Borrower shall have completed an initial public offering on or before January 1, 2003.

     5. SECTION 13 OF THE FIRST EQUIPMENT LOAN DEFINITIONS, is hereby amended by adding the following to the end of the definition of "OBLIGATIONS":

          and explicitly including any and all amounts owing, of any kind or nature whatsoever, under any of the Financing Agreements.

     6. SECTION 13 OF THE REVOLVING Loan DEFINITIONS, is hereby amended by adding the following to the end of the definitions of "OBLIGATIONS":



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               and explicitly including any and all amounts owing, of any kind or nature whatsoever, under any of the financing Agreements.


4. WAIVER OF DEFAULTS. The Bank hereby waives and releases the Borrower from any and all defaults under the Financing Agreements existing prior to the date hereof.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. PAYMENT OF EXPENSES. Borrower shall pay to Bank all fees and expenses incurred in negotiating and drafting this Loan Modification Agreement.

7. NO DEFENSES OF BORROWER. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

9. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon (i) execution by Borrower of this Loan Modification Agreement; and (ii) payment by Borrower of all fees and expenses required under this Agreement.


                           [Signature Pages To Follow]




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          This Loan Modification Agreement is executed as of the date first written above.



BORROWER:                                       BANK:

STEREOTAXIS, INC.                               SILICON VALLEY BANK



By:    /s/ Nicola Young                         By:    /s/ Dan Wallace
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Name:  Nicola Young                             Name:  Dan Wallace
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Title: Chief Financial Officer                  Title: Vice President
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